UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
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Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

As previously reported, Enable Midstream Partners, LP (the "Partnership") owned a 24.95% interest in Southeast Supply Header, LLC ("SESH") and CenterPoint Energy Inc. ("CenterPoint Energy") indirectly owned a 25.05% interest in SESH that may be contributed to the Partnership upon exercise of certain put or call rights, under which CenterPoint Energy would contribute to the Partnership CenterPoint Energy’s retained interest in SESH for common units of the Partnership.   Affiliates of Spectra Energy Corp own the remaining 50% interest in SESH. Also as previously reported, on May 13, 2014, CenterPoint Energy exercised its put right with respect to a 24.95% interest in SESH.

Pursuant to the put right, on May 30, 2014, the Partnership issued 6,322,457 common units representing limited partner interests in the Partnership in exchange for CenterPoint Energy's 24.95% interest in SESH.   The issuance of the common units by the Partnership was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 as a transaction by the Partnership with CenterPoint Energy not involving a public offering.

Item 8.01	Other Events.

On June 2, 2014, the Partnership issued a press release announcing the acquisition of the above described 24.95% interest in SESH.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued June 2, 2014 announcing the acquisition of additional interest in Southeast Supply Header (SESH) from CenterPoint Energy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ Mark C. Schroeder
Mark C. Schroeder
General Counsel

Date: June 2, 2014